CHANGE OF CONTROL AGREEMENT
THIS CHANGE OF CONTROL AGREEMENT dated August 13th, 2018 (the Agreement”), by and between ZAGG International Distribution Limited, a corporation organized under the laws of Ireland (the “Company”), and Jim Kearns (“Executive” or “you”).
RECITALS
A.The Company is a wholly owned subsidiary of ZAGG Inc (“ZAGG”);
B.The Company and Executive entered into an Executive Employment Agreement (“Employment Agreement”) effective as of the date hereof, pursuant to which the Company agreed to employ Executive as its Chief Operating Officer and Executive agreed to serve as the Chief Operating Officer of the Company and also function as the Chief Operating Officer of ZAGG. Except as otherwise provided in this Agreement, all capitalized terms used but not defined in this Agreement shall have the meanings given to them in the Employment Agreement; and
C.The Company and Executive desire to enter into this Agreement to provide Executive with additional benefits for functioning as the Chief Executive Officer of ZAGG.
NOW, THEREFORE, in consideration of the covenants, agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:
1.Change of Control Agreement. Notwithstanding any other provision contained herein, if your employment under the Employment Agreement is terminated by you for Good Reason or by the Company without Cause (other than on the account of your death or Disability), in each case within twelve (12) months following a Change of Control (as defined below), you shall be entitled to receive, subject to your execution of a separation or settlement agreement (“Settlement Agreement,”) containing a general release of known and unknown claims in a form satisfactory to the Company, severance pay equal to your current compensation, less applicable withholding, for nine (9) months after the date of your separation (the “Severance Pay”), payable in eighteen (18) equal installments. Your “current compensation” shall mean the sum of your Base Salary plus your annual targeted cash bonus in effect for the year of your termination. The Severance Pay will commence on the first regularly scheduled payday following the effective date of the Separation Agreement, and the remaining seventeen (17) payments will be made on the following seventeen (17) regularly scheduled Company paydays, in accordance with the Company’s normal payroll practices.
Additionally, the vesting, exercisability or settlement of any equity awards granted to you by ZAGG (or of any rights or awards received by you in exchange for such equity awards in connection with a Change of Control), shall be automatically accelerated in full.
If your employment is terminated for Good Reason or is terminated without Cause within twelve (12) months following a Change of Control, and you become eligible for the benefits provided in this Agreement, you will not be eligible for Severance Pay described in Section 7 of the Employment Agreement or in Section 8(b) of the Employment Agreement in addition to the benefits provided under this Agreement.
For purposes of this Addendum, “Change of Control” shall mean the occurrence of any of the following:
(i)one person (or more than one person acting as a group) acquires ownership of stock of ZAGG that, together with the stock held by such person or group, constitutes more than 50% of the total fair market value or total voting power of the stock of ZAGG; provided that, a Change of Control shall not occur if any person (or more than one person acting as a group) owns more than 50% of the total fair market value or total voting power of ZAGG’s stock and acquires additional stock;
(ii)one person (or more than one person acting as a group) acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition) ownership of ZAGG’s stock possessing 30% or more of the total voting power of the stock of ZAGG;
(iii)a majority of the members of the Board of Directors of ZAGG are replaced during any twelve (12) month period by directors whose appointment or election is not endorsed by a majority of the Board of Directors of ZAGG before the date of such appointment or election; or
(iv)the complete liquidation of ZAGG or the sale or other disposition by ZAGG of all or substantially all of ZAGG’s assets.
2.Incorporation. The terms of paragraphs 13 through 24 of the Employment Agreement are hereby incorporated herein by reference.
3.Counterparts. This Addendum may be executed simultaneously in two or more counterparts, each of which shall be deemed an original and all of which, when taken together, constitute one and the same document. The signature of any party to any counterpart shall be deemed a signature to, and may be appended to, any other counterpart. This Addendum may be executed and delivered by facsimile, or by email in portable document format (.pdf) and delivery of the executed signature page by such method will be deemed to have the same effect as if the original signature had been delivered to other the party.
IN WITNESS WHEREOF, the parties have executed this Change of Control Agreement as of the date above written.
“COMPANY”
ZAGG INTERNATIONAL DISTRIBUTION LIMITED
By: /S/CHRIS AHERN
Chris Ahern
CEO of ZAGG Inc and ZAGG International Distribution Limited
“EXECUTIVE”
JIM KEARNS
/S/JIM KEARNS
Jim Kearns